Exhibit 8.2

WANG JING & CO.

Partners: J. Wang X. Y. Chen S. Z. Zhao X. M. Shen L. D. Pan G. Y. Jiang J. Y. Wang Y. H. Cao John Wang H. Sun *	C. Zhong * H. Y. Wang * Z. C. Zou * X. Chen * H. Yuan * R. C. Li * J. F. Xu * J. Xu * D. H. Song * F. B. Xu *
Consultants:

Y. Zhao(Maritime/Litigation)
Y. S. Zhong (Master Mariner)
H. Lei (Master Mariner) *
Y. J. Jia (Litigation) *
Y. D. Jiang (Patent Agent)
F. Y. Zheng (FDI)
Y. Zhu (Admiralty Manager) *

       * Non resident
		Client Service Managers: Z. Wortham (USA) Joe Rocha III (USA) F. Fornari (Italy) M. Sawamura (Japan) T. Odake (Japan) M. Kamitani (Japan) *	11/F., Block D, GT Land Plaza 8 Zhu Jiang West Road Zhu Jiang New Town Guangzhou 510623, P. R. China Website: www.wjnco.com E - mail: info@wjnco.com
			Tel:	(8620) 8393 0333 3719 0919 (Japanese)
			Fax:	(8620) 3808 2990

敬海律师事务所
WANG JING & CO.

August 30, 2012

To:
Maxclean Holdings Ltd.

Address:	88 Yu Feng Road, Shuo Fang Town, New District, Wuxi City, Jiang Su Province, P. R. China

Re: Legal Opinion on Certain PRC Tax Matters

Dear Sirs,

We are qualified lawyers of the People’s Republic of China (the “PRC”) and are qualified to issue opinions on the PRC Laws (the “Opinion”). For the purpose of this Opinion, the PRC shall not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

We are acting as the PRC legal counsel for Maxclean Holdings Ltd., a company incorporated under the laws of the Cayman Islands (the “Company”), solely in connection with (i) the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission, under the U.S. Securities Act of 1933, as amended (the “Securities Act”), relating to the resale by certain selling shareholders of the Company up to 100,284,700 shares of the Company and (ii) the Company’s proposed quoting of the shares on the OTC Bulletin Board or another quotation system such as OTCQX.

For the purpose of rendering this Opinion, where important facts were not independently established by us, we have relied upon the information disclosed by the Company in the Registration Statement and have assumed that all factual information disclosed by the Company in the registration statement on Form F-1 is authentic, accurate and complete.

Tianjin	Qingdao	Shanghai	Xiamen	Shenzhen	Beijing	Fuzhou	Haikou

WANG JING & CO.

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As used herein, “PRC Laws” means all laws, regulations, statutes, orders, decrees, guidelines, notices, judicial interpretations, subordinary legislations of the PRC which are officially published and publicly available.

Based upon the foregoing, and subject to the qualifications and disclosures stated herein and in the Registration Statement, we are of the opinion that the statements set forth in the Registration Statement under the caption “Taxation-People’s Republic of China Taxation” with respect to the PRC tax laws and regulations or interpretations or legal conclusions with respect thereto, constitute true and accurate descriptions of the matters described therein in all material respects and such statements constitute our opinion.

We do not express any opinion herein concerning any law other than the PRC tax law.

This Opinion only relates to the PRC Laws in effect on the date hereof and there is no assurance that any of such PRC Laws or regulatory practice will not be changed, amended or replaced in the future or without retroactive effects.

We hereby consent to the use of this Opinion in, and the filing hereof as an exhibit to the Registration Statement. In giving such consent, we do not admit that we fall within the category of the person whose consent is required under Section 7 of the Securities Act, or the regulations promulgated thereunder.
Yours sincerely, /s/ Wang Jing & Co. Wang Jing & Co.